UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 4, 2026 Longeveron Inc. (the “Company”) notified Nasdaq that, as a result of the resignation of Mr. Richard Kender as a member of the Board of Directors (the “Board”) of the Company and as chairman of the Audit Committee and the audit committee financial expert, as described below, the Company temporarily was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors and that at least one member qualifies as an audit committee financial expert.

On March 4, 2026, the Company appointed Dr. Roger Hajjar, an existing Board Member, as a member of the Audit Committee to satisfy Nasdaq Listing Rule 5605(c)(2)(A)’s requirement that the audit committee of a listed company be composed of at least three (3) independent members. However, because no member of the Audit Committee qualifies as an audit committee financial expert, the Company plans to appoint, or submit to the stockholders for election, at least one (1) director that will be deemed both “independent” and an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and under Nasdaq Listing Rule 5605(c)(2), at the earlier of the next annual shareholders meeting or within the 180-day cure period available under Nasdaq Listing Rule 5605(c)(4).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2026, Mr. Richard Kender provided notice of his resignation from the Company’s Board of Directors (the “Board”) and Audit Committee, to be effective immediately. Mr. Kender indicated that his decision to resign was due to his changing role at Seres Therapeutics, where he has served on the Board for nearly 12 years, as Seres had just announced the day before (on March 2, 2026) that Mr. Kender was assuming the role of Executive Chairman and Interim CEO of Seres Therapeutics, Inc., and not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board. Shortly thereafter, on March 4, 2026, the Board appointed existing Board member Dr. Roger Hajjar to the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: March 6, 2025	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer

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